Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-2 of NC SLF Inc. of our report dated March 11, 2022 relating to the consolidated financial statements of NC SLF Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm; Legal Counsel” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 28, 2022